UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 15, 2010, Clearwater Paper Corporation, a Delaware corporation (“Clearwater Paper”), Cellu Tissue Holdings, Inc., a Delaware corporation (“Cellu Tissue”), and Sand Dollar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Clearwater Paper (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction of certain conditions, Merger Sub will merge with and into Cellu Tissue (the “Merger”). As a result of the Merger, Merger Sub will cease to exist and Cellu Tissue will survive as a wholly-owned subsidiary of Clearwater Paper.

Upon the consummation of the Merger, each outstanding share of Cellu Tissue common stock (including shares of restricted common stock), other than any shares owned by Clearwater Paper or Merger Sub, by Cellu Tissue as treasury stock, or by any stockholders who are entitled to, and who properly exercise, appraisal rights under Delaware law, will be converted into the right to receive $12.00 in cash, without interest. In addition, all outstanding options to acquire Cellu Tissue common stock (each, a “Cellu Option”), whether or not vested, will be cancelled. In consideration for such cancellation, each holder of a Cellu Option will be entitled to receive a cash payment, without interest, in the amount (if any) equal to the excess of $12.00 over the exercise price per share of such Cellu Option.

The completion of the Merger is subject to conditions, including the adoption and approval of the Merger Agreement by Cellu Tissue’s stockholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for Clearwater Paper and Cellu Tissue and further provides that, upon or following the termination of the Merger Agreement under certain circumstances, Cellu Tissue may be required to pay Clearwater Paper a termination fee of $9,480,000.

The above description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Voting Agreement

In connection with the execution and delivery of the Merger Agreement, Clearwater Paper entered into a voting agreement with Weston Presidio V, L.P., Russell C. Taylor, the President, Chief Executive Officer and a director of Cellu Tissue, and two investment entities controlled by Mr. Taylor (the “Voting Agreement”), pursuant to which such stockholders, who held approximately 56% of the outstanding Cellu Tissue common stock as of September 15, 2010, have agreed, subject to certain exceptions, to vote in favor of the adoption of the Merger Agreement and not to dispose of their shares of Cellu Tissue common stock. The Voting Agreement terminates upon the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms, (ii) upon any waiver, amendment or modification of the Merger Agreement that reduces the amount of, or changes the form or type of, consideration to be received by holders of Cellu Tissue common stock in the Merger and (iii) 11:59 p.m. on January 31, 2011 (unless otherwise agreed).

The above description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Commitment Letter

Pursuant to a commitment letter dated as of September 15, 2010 (the “Commitment Letter”), issued to Clearwater Paper by Banc of America Bridge LLC and Banc of America Securities LLC (together, the “Commitment Parties”), and subject to and upon the terms and conditions set forth therein, the Commitment Parties have agreed to lend Clearwater Paper $300 million of senior unsecured loans (the “Bridge Facility”). To the extent that Clearwater Paper does not obtain alternative debt financing prior to the closing of the Merger, it expects to use the proceeds of the Bridge Facility, together with cash on hand, to fund the Merger consideration, the retirement of approximately $255 million of Cellu Tissue’s indebtedness, and the other costs and expenses of the Merger and the transactions contemplated thereby.

The above description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

First Amendment to Loan and Security Agreement

On September 15, 2010, Clearwater Paper entered into the First Amendment to the Loan and Security Agreement (the “ABL Amendment”) by and among Bank of America, N.A., as Administrative Agent, the financial institutions party thereto and Clearwater Paper. The ABL Amendment amends Clearwater Paper’s existing Loan and Security Agreement, dated as of November 26, 2008, among other things, (i) to permit the Merger and the other transactions contemplated by the Merger Agreement and, in connection therewith, to issue up to $500 million principal amount of debt securities or, alternatively, to draw the committed amounts under the Commitment Letter, (ii) to permit the construction of the previously announced tissue manufacturing facility in Shelby, North Carolina, including capital expenditures of up to $150 million and debt to finance or refinance the construction thereof, up to $250 million, and (iii) to change the interest rate margins applicable to base rate loans and Libor loans in circumstances based on Clearwater Paper’s fixed charge coverage ratio from time to time, and to reduce the fees paid by Clearwater Paper on undrawn amounts.

The above description of the ABL Amendment is qualified in its entirety by reference to the full text of the ABL Amendment, which is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of September 15, 2010, by and among Clearwater Paper Corporation, Cellu Tissue Holdings, Inc., and Sand Dollar Acquisition Corporation.

10.1	Voting Agreement, dated as of September 15, 2010, by and among Clearwater Paper Corporation, Weston Presidio V, L.P., Russell C. Taylor, Chipping Wood Fund, LLC and Taylor Investment Partners.

10.2	Commitment Letter, dated as of September 15, 2010, signed by Banc of America Bridge LLC and Banc of America Securities LLC in favor of Clearwater Paper Corporation.

10.3	First Amendment to Loan and Security Agreement, dated as of September 15, 2010, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.

Forward Looking Statements Safe Harbor

This Form 8-K contains certain forward-looking statements regarding the proposed transaction between Clearwater Paper and Cellu Tissue, including but not limited to statements regarding the Merger, the expected closing of the Merger and Clearwater Paper’s expectation regarding the use of the Bridge Facility. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the Merger may be delayed or may not occur; Clearwater Paper’s ability to obtain financing from its financing sources or otherwise; general economic conditions in the regions and industries in which Clearwater Paper and Cellu Tissue operate; and litigation or regulatory matters involving antitrust or other matters that could affect the closing of the Merger. In addition, please refer to the documents that Clearwater Paper files with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. The filings by Clearwater Paper identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this Form 8-K. Clearwater Paper is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Additional information and where to find it

In connection with the Merger, Cellu Tissue intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant material in connection the Merger. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the Merger, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at (707) 407-2164.

Participants in the Solicitation

Clearwater Paper and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cellu Tissue stockholders in connection with the Merger. Information about Clearwater Paper’s directors and executive officers is set forth in Clearwater Paper’s proxy statement on Schedule 14A filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Cellu Tissue intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2010

CLEARWATER PAPER CORPORATION

	By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 15, 2010, by and among Clearwater Paper Corporation, Cellu Tissue Holdings, Inc., and Sand Dollar Acquisition Corporation.

10.1	Voting Agreement, dated as of September 15, 2010, by and among Clearwater Paper Corporation, Weston Presidio V, L.P., Russell C. Taylor, Chipping Wood Fund, LLC and Taylor Investment Partners.

10.2	Commitment Letter, dated as of September 15, 2010, signed by Banc of America Bridge LLC and Banc of America Securities LLC in favor of Clearwater Paper Corporation.

10.3	First Amendment to Loan and Security Agreement, dated as of September 15, 2010, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.

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